UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 16, 2026

EMERGENT BIOSOLUTIONS INC.
(Exact name of registrant as specified in its charter)

Delaware	001-33137	14-1902018
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)
 300 Professional Drive,
Gaithersburg, Maryland 20879
(Address of principal executive offices, including zip code)

(240) 631-3200
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	EBS	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company     ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On October 16, 2026, Emergent BioSolutions Inc. (the “Company”) announced that Richard Lindahl, the Company’s Chief Financial Officer, will step down from his role as the Company’s principal financial and accounting officer effective December 31, 2026, after which he will continue as an advisor until his retirement on March 31, 2027. The Company has appointed Frank Vargo, Vice President, Treasurer, to serve as the Company’s Interim Chief Financial Officer and principal financial and accounting officer beginning on January 1, 2027. Prior to his retirement date, Mr. Lindahl will assist with the transition of his responsibilities, including the preparation and filing of the Company’s Annual Report on Form 10-K for the year ending December 31, 2026. Mr. Lindahl’s compensation as an advisor will be materially consistent with his current compensation. The Company thanks Mr. Lindahl for over eight years of dedicated service to the Company as its Chief Financial Officer.
Frank Vargo, age 43, joined the Company in December 2019 as Director, Corporate FP&A and G&A. Mr. Vargo was named Vice President, Treasurer in November 2025. Prior to joining the Company, Mr. Vargo held roles of increasing responsibility in finance at Under Armor, Inc. and in the aerospace and defense industry. He holds an MBA from Texas A&M University and a bachelor’s degree in engineering from the Georgia Institute of Technology. In connection with his promotion to Interim Chief Financial Officer, the Company’s Board of Directors approved interim compensation pay of an additional $3,850 per pay period in addition to his current base salary of $328,000 for Mr. Vargo commencing January 1, 2027. Mr. Vargo’s salary, bonus and equity awards will remain commensurate with his seniority and position before his appointment as Interim Chief Financial Officer and will be reviewed on the same cycle as those of the Company’s other Emergent executive officers.
Mr. Vargo and his immediate family members are not party to any related party transactions for which disclosure would be required pursuant to Item 404(a) of Regulation S-K. There is no family relationship between Mr. Vargo and any of the Company’s directors or executive officers and no arrangements or understandings with other persons pursuant to which Mr. Vargo was selected as an officer.
A copy of our press release (the “Press Release”), dated October 16, 2026, announcing the transition is filed hereto as Exhibit 99.1 and is incorporated herein by reference.
Item 9.01    Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description
99.1	Press release issued by Emergent BioSolutions Inc. on October 16, 2026.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EMERGENT BIOSOLUTIONS INC.

Dated: October 16, 2026	By:	/s/ Jessica Perl
	Name:	Jessica Perl
	Title:	Senior Vice President, General Counsel (Authorized Officer of Registrant)